Leading Global Bedding Company Tempur Sealy to Acquire Mattress Firm, the Nation’s Largest Mattress Specialty Retailer

–Significantly Expands Consumer Touchpoints and Accelerates U.S. Omni-Channel Strategy
–Simplifies Consumer Purchase Journey and Facilitates Innovation
–Streamlines Operations and Drives Adjusted EPS Accretion
–Tempur Sealy to Host Conference Call to Discuss First Quarter 2023 Results and the Transaction at 8:00 a.m. Eastern Time Today, May 9th

LEXINGTON, KY, May 9, 2023 – Tempur Sealy International, Inc. (NYSE: TPX, “Company” or “Tempur Sealy”) and Mattress Firm Group Inc. (“Mattress Firm”) today announced that Tempur Sealy has signed a definitive agreement to acquire Mattress Firm, the nation’s largest mattress specialty retailer, in a cash and stock transaction valued at approximately $4.0 billion.

The transaction is expected to be funded by approximately $2.7 billion of cash consideration (subject to adjustments, including the repayment of Mattress Firm’s debt and other customary items) and $1.3 billion in stock consideration issued to Mattress Firm shareholders, reflecting the issuance of 34.2 million shares of common stock based on the closing share price of $37.62 as of May 8, 2023. The transaction is currently anticipated to close in the second half of 2024, subject to the satisfaction of customary closing conditions, including applicable regulatory approvals. Following the close of the transaction, Mattress Firm is expected to operate as a separate business unit within the Company.

Founded in 1986, Mattress Firm is the largest mattress specialty retailer in the U.S., operating over 2,300 brick-and-mortar retail locations and a growing e-commerce platform. Mattress Firm’s more than 6,200 highly trained retail sales associates provide personalized service to help consumers choose the ideal bedding products across their robust assortment of market-leading brands.

This combination will complement Tempur Sealy’s extensive product development and manufacturing capabilities with vertically integrated retail. Together, Tempur Sealy and Mattress Firm’s combined global footprint will include approximately 3,000 retail stores, 30 e-commerce platforms, 71 manufacturing facilities, and 4 state-of-the-art R&D facilities worldwide. These combined operations will be supported by more than 21,000 best-in-class employees with a collective focus on providing breakthrough sleep solutions to consumers in over 100 countries.

Tempur Sealy Chairman and CEO Scott Thompson said, “This transaction advances all four of our key long-term initiatives: to develop the highest quality bedding products, promote brands with compelling marketing, optimize our diverse omnichannel distribution platform, and drive EPS growth. Consistent with our M&A strategy, this acquisition will make Tempur Sealy more competitive by bringing us closer to consumers and facilitating continued innovation.”

Thompson concluded, “We are excited by the long-term growth prospects for our global vertically integrated Company. This combination will accelerate our growth trajectory and enhance operating cash flow. Mattress Firm has been a valued retail partner for more than 35 years, and we look forward to welcoming their talented workforce of more than 8,100 employees to the Tempur Sealy family.”
Mattress Firm CEO John Eck said, “We know that every customer has unique needs and wants when it comes to a sleep solution that is perfect for them. As part of Tempur Sealy, our customers will benefit from our combined portfolio of highly recognized brands and products, extensive omni-channel capabilities, industry leading innovation and best-in-class teams. Under Tempur Sealy’s leadership, our combined company will be in a unique position to take advantage of our shared values and complementary capabilities to better address consumers’ needs and drive growth.”

Strategic Rationale
The combination with Mattress Firm is expected to enhance Tempur Sealy’s ability to meet consumers’ needs, expand growth opportunities, and streamline operations.

We expect to leverage the individual strengths of Tempur Sealy and Mattress Firm to realize six strategic benefits through this acquisition.

1.Expanding Consumer Touchpoints. Mattress Firm’s and Tempur Sealy’s combined consumer touchpoints will create opportunities to keep pace with consumers’ evolving preferences. Being closer to the U.S. bedding consumer will also broaden opportunities to develop lifetime relationships with consumers.

2.Accelerating U.S. Omni-Channel Strategy. Mattress Firm’s more than 2,300 brick-and-mortar retail stores, robust e-commerce capabilities, and sleep education and sleep tracking platforms complement Tempur Sealy’s direct-to-consumer operations, enabling a seamless omni-channel ecosystem that meets the needs of more consumers nationwide.

3.Simplifying the Consumer Purchase Journey. This combination facilitates targeted marketing efforts to drive incremental brand awareness through blended advertising and share of voice, and enhance consumer understanding of bedding innovation, including health and wellness benefits. Further, the combination brings together Tempur Sealy’s and Mattress Firm's highly trained retail sales and customer service teams to expand customer service capabilities, facilitate improved consumer outcomes, and simplify the consumer purchase journey.

4.Facilitating Consumer-Centric Innovation. The alignment of new product development and testing will enable a more targeted, end-to-end innovation approach and enhances opportunities to invest in, test, and refine new sleep technologies.

5.Streamlining Operations and Enhances Supply Chain Management. Enhanced visibility to consumer demand creates opportunities for more agile and fortified supply chain management. Combined scale and vertically integrated infrastructure across the combined company drives operational efficiencies across logistics, transportation, warehousing, supply chain planning, sourcing, and product development, streamlining the order-to-delivery process for all customers.

6.Driving Adjusted EPS Accretion. Tempur Sealy has a strong track record of creating long-term value from highly strategic M&A activities. This acquisition is expected to be accretive to adjusted EPS before synergies in the first year post close. Adjusted for the impact of run-rate synergies, this acquisition is expected to deliver low double digit adjusted EPS accretion.

Cost Synergies
Tempur Sealy expects to begin realizing synergies by the end of year two after closing and to realize at least $100 million in annual run-rate synergies by the end of year four after closing. The Company expects to achieve synergies by leveraging its global scale and vertically integrated infrastructure to drive efficiencies through logistics, product lifecycle management, manufacturing optimization, and sourcing initiatives.

Transaction Overview
Under the terms of the agreement, Tempur Sealy will purchase Mattress Firm for an enterprise value of approximately $4.0 billion. The transaction is expected to be funded by approximately $2.7 billion of cash consideration (subject to adjustments including the repayment of Mattress Firm’s debt and other customary items.) and $1.3 billion in stock consideration issued to Mattress Firm shareholders, reflecting the issuance of 34.2 million shares of Tempur Sealy common stock based on the closing price of $37.62 per share as of May 8, 2023. Following the transaction, Mattress Firm’s and Tempur Sealy’s shareholders will own approximately 16.6% and 83.4% of the combined company, respectively, based on the Company’s shares outstanding at the time of signing. Tempur Sealy expects to expand its existing Board of Directors by appointing two mutually-agreed Mattress Firm directors to the Tempur Sealy Board following the closing of the transaction.

Tempur Sealy plans to fund the cash portion of the transaction using a combination of cash on hand and proceeds from a combination of new secured and unsecured financing, a portion of which will be used to repay Mattress Firm’s outstanding debt. The combined company’s expected net leverage at closing per the Company’s credit agreement after giving effect to the transaction is expected to be between 3.0x and 3.25x adjusted EBITDA. Tempur Sealy expects to return to its net leverage target range of 2.0x to 3.0x adjusted EBITDA in the first 12 months after closing, supported by the increased earnings and free cash flow outlook of the combined company.

Timing and Approvals
The transaction has been approved by the board of directors of Tempur Sealy and Mattress Firm. Mattress Firm shareholders holding more than 80% of Mattress Firm’s outstanding shares have signed voting agreements in support of the transaction. The transaction does not require Tempur Sealy shareholder approval.

The transaction is expected to close in the second half of 2024, subject to the satisfaction of customary closing conditions and applicable regulatory approvals, including receipt of clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The Company has received a request for additional information and documentary material from the Federal Trade Commission (“FTC”) in connection with the FTC's review of the transaction. The Company expects to work cooperatively with the FTC to complete the acquisition.

Tempur Sealy Conference Call
In a separate press release issued today, Tempur Sealy released its results for the first quarter 2023. The Company’s earnings press release can be found on the Company’s investor relations website at investor.tempursealy.com.

Tempur Sealy will host a conference call to discuss the first quarter results and the transaction today at 8:00 a.m. Eastern Time. The call will be webcast and can be accessed on the Company's investor relations website. After the conference call, a webcast replay will remain available on the website for 30 days. Associated presentation materials and an infographic regarding the transaction will also be available on the Company’s investor relations website.

Advisors
J.P. Morgan Securities LLC is serving as sole financial advisor and Cleary Gottlieb Steen & Hamilton LLP is serving as legal counsel to Tempur Sealy. Goldman Sachs & Co. LLC, Barclays, and Jefferies LLC are serving as financial advisors and Simpson Thacher & Bartlett LLP is serving as legal counsel to Mattress Firm.

Forward-Looking Statements
This press release contains statements that may be characterized as “forward-looking” within the meaning of the federal securities laws. Such statements might include information concerning one or more of the Company’s plans, guidance, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words “will,” “targets,” “expects,” “anticipates,” “plans,” “proposed,” “intends,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding its share repurchases, adjusted EPS, net leverage, future performance, cost synergies, funding sources, ability to deleverage after the transaction, integration with our business, personnel and the impact of the anticipated acquisition on the Company's brands, products, customer base, results of operations, or financial position. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed herein as forward-looking statements. These potential risks include risks associated with Mattress Firms’ ongoing operations; the ability to successfully integrate Mattress Firm into Tempur Sealy's operations and realize synergies from the transaction; the possibility that the expected benefits of the acquisition are not realized when expected or at all; general economic, financial and industry conditions, particularly conditions relating to the financial performance and related credit issues present in the retail sector, as well as consumer confidence and the availability of consumer financing; the impact of the macroeconomic environment in both the U.S. and internationally on Mattress Firm and the Company; uncertainties arising from national and global events; industry competition; the effects of consolidation of retailers on revenues and costs; and consumer acceptance and changes in demand for Mattress Firm's and the Company's products the factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2022. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

About Tempur Sealy International
Tempur Sealy is committed to improving the sleep of more people, every night, all around the world. As a leading designer, manufacturer, distributor, and retailer of bedding products worldwide, we know how crucial a good night of sleep is to overall health and wellness. Utilizing over a century of knowledge and industry-leading innovation, we deliver award-winning products that provide breakthrough sleep solutions to consumers in over 100 countries.

Our highly recognized brands include Tempur-Pedic®, Sealy® and Stearns & Foster® and our popular non-branded offerings consist of value-focused private label and OEM products. At Tempur Sealy we understand the importance of meeting our customers wherever and however they want to shop and have developed a powerful omni-channel retail strategy. Our products allow for complementary merchandising strategies and are sold through third-party retailers, our 700+ Company-owned stores worldwide and our e-commerce channels. With the range of our offerings and variety of purchasing options, we are dedicated to continuing to turn our mission to improve the sleep of more people, every night, all around the world into a reality.

About Mattress Firm
Mattress Firm, the nation’s largest omni-channel mattress specialty retailer, has been helping solve America’s sleep problems for more than 90 years through our family of brands. Every one of our more than 6,200 passionate Sleep Experts® are driven by a common purpose: to change people’s lives through better sleep. Whether browsing online or in one of our 2,300+ stores, our highly trained team provides personalized service and advice to help customers choose the right mattress and bedding products based on their unique needs. Our expertly curated selection of products include leading brands such as Beautyrest®, Nectar®, Sealy®, Serta®, Simmons®, Sleepy’s® Stearns & Foster®, Tempur-Pedic®, Tuft & Needle®, tulo®, and Purple®.

No matter the time of night, Mattress Firm wants to help people get the sleep they deserve. Our Sleep.com website provides expert advice and helps people explore the health benefits of quality sleep, and the Sleep.com app provides free sleep tracking and personalized insights to improve sleep.

Investor Relations Contact
Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com

Media Contacts

For Tempur Sealy:
FGS Global
TempurSealy@fgsglobal.com

For Mattress Firm:
Katie Clark
Mattress Firm Group Inc.
katie.clark@MFRM.com